Exhibit 99.1

Metl-Span, LLC

Financial Report

June 30, 2011

McGladrey & Pullen, LLP

Independent Auditor’s Report

To the Members

Metl-Span, LLC

Lewisville, Texas

We have audited the accompanying balance sheets of Metl-Span, LLC as of June 30, 2011 and 2010 and the related statements of earnings, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metl-Span, LLC as of June 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas

March 29, 2012

Member of the RSM International network of independent accounting, tax and consulting firms.

Metl-Span, LLC

Balance Sheets

June 30, 2011 and 2010

	2011	2010
ASSETS
Current assets:
Cash	$1,381,335	$436,357
Accounts receivable, net:
Trade	17,664,055	15,560,439
Affiliates	2,135,808	1,577,761
Inventories	7,578,636	8,719,551
Prepaid expenses	231,996	232,894
Other current assets	29,782	20,182
Deferred income taxes	1,199,704	1,096,539

Total current assets	30,221,316	27,643,723

Note receivable, parent	45,893,341	38,679,876
Goodwill	49,681,111	49,681,111
Intangible assets, net	10,672,000	14,075,000
Property and equipment, net	39,178,855	41,796,014
Other assets	96,249	114,037

Total assets	$175,742,872	$171,989,761

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable:
Trade	$5,407,978	$6,179,949
Affiliates	3,871,619	3,449,781
Accrued liabilities	5,739,094	5,732,454
Deferred revenue	300,330	1,012,393

Total current liabilities	15,319,021	16,374,577

Other long-term liabilities	1,199,460	1,132,708
Deferred income taxes	11,440,688	12,315,200

Total liabilities	27,959,169	29,822,485

Commitments and contingencies (Notes 1 and 9)

Members’ equity:
Contributed capital	14,621,775	14,621,775
Retained earnings	133,161,928	127,545,501

Total members’ equity	147,783,703	142,167,276

Total liabilities and members’ equity	$175,742,872	$171,989,761

See Notes to Financial Statements.

Metl-Span, LLC

Statements of Earnings

Years Ended June 30, 2011 and 2010

	2011	2010
Net sales (sales to affiliates of $15,812,811 in 2011 and $16,806,979 in 2010)	$157,245,260	$129,887,592
Cost of goods sold (purchases from affiliate of $33,124,974 in 2011 and $25,917,151 in 2010)	130,217,304	110,319,053

Gross margin	27,027,956	19,568,539

Selling, general and administrative expenses	19,471,562	18,724,560

Operating income	7,556,394	843,979

Other income (expense):
Interest income from parent, net	1,297,533	—
Other expense, net	(12,459)	—

Total other income	1,285,074	—

Net income before income tax expense	8,841,468	843,979

Income tax expense	3,225,041	319,386

Net income	$5,616,427	$524,593

See Notes to Financial Statements.

Metl-Span, LLC

Statements of Members’ Equity

Years Ended June 30, 2011 and 2010

	Contributed Capital	Retained Earnings	Total
Balance, June 30, 2009	$14,621,775	$127,020,908	$141,642,683
Net income	—	524,593	524,593

Balance, June 30, 2010	14,621,775	127,545,501	142,167,276
Net income	—	5,616,427	5,616,427

Balance, June 30, 2011	$14,621,775	$133,161,928	$147,783,703

See Notes to Financial Statements.

Metl-Span, LLC

Statements of Cash Flows

Years Ended June 30, 2011 and 2010

	2011	2010
Cash flows from operating activities:
Net income	$5,616,427	$524,593
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,428,790	4,450,377
Amortization	3,403,000	3,403,000
Gain on sale of equipment	(6,000)	—
Deferred income taxes	(977,677)	(911,952)
Changes in operating assets and liabilities, net:
Accounts receivable, trade	(2,103,616)	1,740,982
Accounts receivable, affiliates	(558,047)	(371,938)
Inventories	1,140,915	809,529
Prepaid expenses and other current assets	9,086	265,186
Accounts payable, trade	(771,971)	1,273,412
Accounts payable, affiliates	421,838	2,127,536
Accrued liabilities	96,382	(185,181)
Deferred revenue	(712,063)	872,747
Deferred rent	(22,990)	564,582

Net cash provided by operating activities	9,964,074	14,562,873

Cash flows from investing activities:
Purchases of property and equipment	(1,811,631)	(3,622,204)
Proceeds from sale of equipment	6,000	—
Net payments to parent	(7,213,465)	(10,607,771)

Net cash used in investing activities	(9,019,096)	(14,229,975)

Increase in cash	944,978	332,898

Cash, beginning of year	436,357	103,459

Cash, end of year	$1,381,335	$436,357

Supplemental disclosures of cash flow information:
Income taxes paid in cash	$4,202,718	$1,231,228

See Notes to Financial Statements.

Metl-Span, LLC

Notes to Financial Statements

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Business

Metl-Span, LLC (the “Company”) manufactures a wide range of insulated building panels for use in refrigerated and environmentally controlled buildings. The panels are sold primarily to contractors and end users throughout the United States of America, Canada, and to a lesser degree, Mexico and the Caribbean.

Legal Form and Ownership

The Company was organized on September 15, 2007, through a conversion of Metl-Span I, Ltd. to a Texas limited liability company. Effective January 31, 2008, the Company was acquired by VSMA, Inc. (formerly IMSA), which is wholly owned by BlueScope Steel North America (“BSNAC”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company participates in a centralized treasury function with BSNAC and affiliates, and maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses on such accounts.

Accounts Receivable

Accounts receivable are carried at the invoiced amount less an estimate made for doubtful receivables and do not bear interest. A review of all outstanding receivables is conducted on a monthly basis. Management determines the allowance for doubtful accounts by evaluating individual customer receivables and considering a customer’s financial condition and credit history, and considering current economic conditions. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The majority of the customer accounts are considered past due after the invoice becomes older than the customers’ credit terms (30 days for the majority of customers). The Company does not have any off-balance-sheet credit exposure related to its customers. The allowance for doubtful receivables was $161,238 and $176,116 at June 30, 2011 and 2010, respectively.

Note Receivable, Parent

Effective July 1, 2010, the Company entered into an $80 million, one-year revolving loan facility with its parent company, BSNAC. The facility is uncommitted and the interest rate on the facility is the one month LIBOR rate, set on the last business day of the preceding interest period. The facility is reviewed and renewed annually. Prior to the facility being in place, the Company would lend or borrow funds from BSNAC to meet the daily funding requirements of business operations.

Inventories

Inventories are stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis, and include material, labor, and manufacturing overhead.

Metl-Span, LLC

Notes to Financial Statements

Goodwill

Goodwill is initially measured as the excess of the cost of an acquired business over the fair value of the net assets acquired. The Company does not amortize goodwill, but rather reviews its carrying value for impairment annually (June), and whenever an impairment indicator is identified. The goodwill impairment test involves a two-step approach. The first step is to identify if potential impairment of goodwill exists. If impairment of goodwill is determined to exist, the second step of the goodwill impairment test measures the amount of the impairment using a fair value-based approach. No impairment indicators were identified during the years ending June 30, 2011 or 2010.

Intangible Assets

Intangible assets consist of customer relationships, computer software and trade name. Intangible assets, with the exception of trade name, are amortized over their estimated useful lives using the straight-line method.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are stated at historical cost and are amortized over the shorter of the useful life of the related assets or the term of the lease. Major repairs or replacements of property and equipment are capitalized and depreciated over the remaining useful life of the related assets. Maintenance and minor repairs are charged to expense as incurred. Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in the statement of earnings.

Impairment of Long-Lived Assets

Long-lived assets, including indefinite lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans, or changes in anticipated future cash flows. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted cash flows expected to be generated by the assets. If the sum of the expected future undiscounted cash flows is less than the carrying amount, the Company would recognize an impairment loss. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets and intangibles. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Other Assets

Other assets consist of security deposits on the Las Vegas plant lease and the Lewisville office lease.

Revenue Recognition

Revenue from the sale of the Company’s products is recorded at the time the products are shipped, which is also when title passes to the customer. Accounts receivable represent billed amounts owed to the Company for products that have been shipped. The Company records deferred revenue when advance payments are received from a customer at the time an order is placed. Advance payments are required from customers at the discretion of management.

Metl-Span, LLC

Notes to Financial Statements

Insurance Reserves

The Company uses a combination of insurance and self-insurance plans to address the potential liabilities associated with their workers’ compensation, general liability, property insurance, director and officers’ liability insurance, automobile liability and employee health care benefits programs. Liabilities associated with the risks that are retained by the Company are estimated in part, by considering historical claims experience, demographic factors, severity factors and other actuarial assumptions. All health insurance reserves are recorded in “Accrued liabilities” on the balance sheets. The Company has non-health insurance reserves of $344,712 and $254,970 as of June 30, 2011 and 2010, respectively, which are included in “Other long-term liabilities” on the balance sheets.

Deferred Rent

For leases that contain rent escalations, the Company records the total rent payable during the lease term on a straight-line basis over the term of the lease and records the difference between the rent paid and the straight-line rent as a deferred rent liability. Future contractual rent payments are used to calculate straight-line rent expense. As of June 30, 2011 and 2010, the Company has deferred rent of $854,748 and $877,738, respectively, which is included in “Other long-term liabilities” on the balance sheets.

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

BSNAC and its subsidiaries file a consolidated United States federal income tax return. Income tax expense is allocated by BSNAC and recorded by the Company based upon the Company’s own permanent and temporary differences.

The Company follows the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Topic, Accounting for Uncertainty in Income Taxes. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recognized any liability for unrecognized tax benefits as of June 30, 2011 and 2010.

The Company recognizes interest expense and penalties related to unrecognized tax benefits in income tax expense. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state or local tax authorities for years before 2011.

Advertising Costs

Advertising costs, included in selling, general and administrative expenses, are charged to expense as incurred and were $587,958 and $758,858 for the years ended June 30, 2011 and 2010, respectively.

Research and Development Costs

Research and development costs are expensed as incurred.

Metl-Span, LLC

Notes to Financial Statements

Shipping and Handling Costs

Shipping and handling costs, all of which are included in cost of goods sold, are charged to expense as incurred.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, and accounts payable. The carrying amount of these financial instruments approximates fair value because of the short maturity of the instruments.

Loss Contingencies

The Company’s accounting for contingencies covers a variety of business activities, including contingencies for legal exposures. Accruals are made for these contingencies when management’s assessments indicate that it is probable that a liability has been incurred or an asset will not be recovered and an amount can be reasonably estimated. Estimates are based on current available facts and management’s estimates of the ultimate outcome or resolution. Actual results may differ from the estimates resulting in an impact, positive or negative, on income. The Company is currently not involved in any legal proceedings.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of unsecured accounts receivable. The Company’s customers are not concentrated in any specific geographic region but are concentrated in the construction industry. Credit is extended based on evaluation of the customer’s financial condition and credit history, and generally, collateral is not required.

Recent Accounting Pronouncements

In September 2011, the FASB issued guidance to amend and simplify the rules related to testing goodwill for impairment. The revised guidance allows an entity to make an initial qualitative evaluation, based on the entity’s events and circumstances, to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The results of this qualitative assessment determine whether it is necessary to perform the currently required two-step impairment test. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of this guidance will not have a material effect on the Company’s financial statements.

Note 2. Inventories

Inventories, net of reserves of $42,688 and $0, as of June 30, 2011 and 2010, respectively, are summarized by major classification as follows:

	2011	2010
Raw materials	$5,929,168	$6,262,969
Finished goods	1,649,468	2,456,582

	$7,578,636	$8,719,551

Metl-Span, LLC

Notes to Financial Statements

Note 3. Intangible Assets

The Company’s intangible assets as of June 30, 2011 and 2010 consist of the following:

\		2011		2010
Description	Estimated Useful Lives	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Customer relationships	6 years	$19,100,000	$(10,876,000)	$19,100,000	$(7,693,000)
Computer software	5 years	1,100,000	(752,000)	1,100,000	(532,000)
Customer backlog	1 year	2,700,000	(2,700,000)	2,700,000	(2,700,000)
Trade name	Indefinite	2,100,000	—	2,100,000	—

		$25,000,000	$(14,328,000)	$25,000,000	$(10,925,000)

Amortization expense for each of the years ended June 30, 2011 and 2010 was $3,403,000. Estimated amortization expense for the next five fiscal years ending June 30, is as follows:

2012	$3,403,000
2013	3,312,000
2014	1,857,000
2015	—
2016	—

Note 4. Property and Equipment, Net

Property and equipment as of June 30, 2011 and 2010 consist of the following:

	Estimated Useful Lives (Years)	2011	2010
Land		$1,290,000	$1,290,000
Buildings and improvements	10 - 37	8,857,201	8,838,449
Leasehold improvements	7 - 15	2,741,049	2,780,395
Machinery and equipment	5 - 15	36,471,399	35,378,210
Transportation equipment	5 - 7	126,283	126,283
Computer hardware and software	3	1,325,120	1,056,896
Office furniture and equipment	5 - 20	642,625	600,653
Test certifications	3	279,386	—
Construction in progress		2,510,439	2,454,818

Total gross value		54,243,502	52,525,704
Less accumulated depreciation and amortization		(15,064,647)	(10,729,690)

		$39,178,855	$41,796,014

Depreciation and amortization expense on property and equipment for the years ended June 30, 2011 and 2010 totaled $4,428,790 and $4,450,377, respectively.

Metl-Span, LLC

Notes to Financial Statements

Note 5. Accrued Liabilities

The Company’s accrued liabilities as of June 30, 2011 and 2010 consist of the following:

	2011	2010
Salaries, wages, bonuses and commissions	$3,305,769	$3,164,689
Product warranty	1,439,216	1,649,432
Group insurance	360,800	280,240
Property tax payable	189,266	252,256
Sales tax payable	296,990	281,761
Other	147,053	104,076

	$5,739,094	$5,732,454

Note 6. Related Party Transactions

The Company purchases raw materials from Steelscape, Inc., which is a wholly owned subsidiary of BSNAC and also sells finished goods to BlueScope Buildings North America, Inc. and BlueScope Construction, Inc., both of which are wholly owned subsidiaries of BSNAC. The Company does not have a purchase or supply agreement in place with any of its affiliated companies and is under no obligation to buy raw material or sell its products to these affiliates unless the parties agree to volume and price on a transaction-by-transaction basis. These transactions are made in the normal course of business.

Related party transactions activity as of and for the years ended June 30, 2011 and 2010 are as follows:

	2011	2010
Sales:
BlueScope Buildings North America, Inc.	$13,310,437	$13,137,914
BlueScope Construction, Inc.	2,502,374	3,769,065

Purchases:
Steelscape, Inc.	33,124,974	25,917,151

Interest income:
BlueScope Buildings North America, Inc.	1,300,442	—

Accounts receivable, net:
BlueScope Buildings North America, Inc.	1,552,946	1,512,192
BlueScope Construction, Inc.	582,862	65,569

Accounts payable, net:
Steelscape, Inc.	3,871,619	3,449,781

Metl-Span, LLC

Notes to Financial Statements

Note 7. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as of June 30, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets:
Accrued vacation	$213,615	$221,848
Allowance for doubtful accounts	81,000	18,753
State credits	10,114	10,114
Product warranty	532,509	610,290
Workers’ compensation	130,010	112,199
Deferred rent	316,257	324,763
Other accruals	33,423	18,791

	1,316,928	1,316,758

Deferred tax liabilities:
Depreciation and amortization	11,440,688	12,315,200
Inventories	79,097	178,990
Prepaid insurance and other	38,127	41,229

	11,557,912	12,535,419

	$(10,240,984)	$(11,218,661)

Net deferred tax liabilities consist of the following at June 30, 2011 and 2010:

	2011	2010
Current deferred tax assets	$1,199,704	$1,096,539
Non-current deferred tax liabilities	(11,440,688)	(12,315,200)

	$(10,240,984)	$(11,218,661)

Income tax expense for the years ending June 30, 2011 and 2010 consists of the following:

	2011	2010
Current expense:
Federal	$4,031,290	$1,063,895
State	171,428	167,443
Deferred expense	(977,677)	(911,952)

	$3,225,041	$319,386

Metl-Span, LLC

Notes to Financial Statements

Income tax expense differs from amounts computed at the statutory federal income tax rate as follows:

	2011	2010
Expense at federal statutory rate	$3,006,099	$286,953
Permanent tax differences	(91,641)	7,000
State tax expense, net of federal tax	310,583	25,433

	$3,225,041	$319,386

Note 8. Warranty

The Company offers a standard two-year general workmanship warranty against manufacturing defects on all of its products. In addition to its general workmanship warranty, the Company offers weather tightness warranties on its wall and roof panels. Weather tightness warranties are offered in various configurations for terms from five to twenty years, prorated or non-prorated and on a no dollar limit basis as required by the buyer. These warranties are available only if certain conditions, some of which relate to installation, are met. The Company also offers a twenty year paint finish warranty on a pass-through basis from the paint manufacturer. Warranty liabilities are reviewed monthly by management and updated as required.

The following table presents changes in the Company’s warranty liability, which is included in “Accrued liabilities” on the balance sheets for the years ended June 30, 2011 and 2010:

	2011	2010
Warranty reserve, beginning	$1,649,432	$1,883,806
Expense accrued	2,443,555	2,266,593
Warranty costs incurred	(2,653,771)	(2,500,967)

Warranty reserve, ending	$1,439,216	$1,649,432

Note 9. Operating Leases

The Company has a number of leases for office equipment, mobile equipment, facilities for operations and office space. Rent expense under all operating leases was $1,854,641 and $1,915,341 for the years ended June 30, 2011 and 2010, respectively. The following table presents the Company’s future obligations for minimum lease payments:

2012	$1,720,552
2013	1,597,082
2014	1,541,787
2015	1,496,109
2016	1,453,290
Thereafter	2,036,809

$9,845,629

Metl-Span, LLC

Notes to Financial Statements

Note 10. Employee Benefit Plan

BSNAC sponsors the BlueScope Employee Savings Trust (the “Plan”), which includes substantially all regular U.S. employees and regular U.S. employees at its affiliates. The Plan is maintained in accordance with requirements set forth by Section 401(k) of the Internal Revenue Code and by the federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The plan allows participants to make contributions of 1% to 50% of eligible compensation to their account, not to exceed the dollar limit set by law. The Company makes a matching contribution of 50% up to 6% of contributions made by participants. The Company also makes a Safe Harbor Contribution to the Plan each year on the participant’s behalf equal to 3% of eligible compensation. Additionally, the Company may elect to make a discretionary contribution to the Plan each year on the participant’s behalf equal to a percentage of eligible compensation. The discretionary contribution, if any, may change from time to time. For the year ended June 30, 2011 and for the period from January 1, 2010 to June 30, 2010, the discretionary contribution was 1.5% of eligible compensation for all participating employees. There was no discretionary contribution made during the period from July 1, 2009 to December 31, 2009. All contributions are invested in a number of investment funds pursuant to participant elections. Expense related to matching, Safe Harbor and discretionary contributions for the years ended June 30, 2011 and 2010 was $957,768 and $789,487, respectively.

Note 11. Subsequent Events

In December 2011, the Company renewed and amended its Indiana lease, for the purpose of expanding the facility to accommodate an addition of a second panel manufacturing line. The amended lease commits the Company for the next 15 years and increases the base rent by $1,173,800 over the new longer term.

The Company has evaluated subsequent events through March 29, 2012, the date on which the financial statements were issued.